SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 24, 2003

United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

 63 Highway 515, P.O. Box 398
Blairsville, Georgia  30512
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 781-2265

 Not applicable
(Former name or former address, if changed since last report)

Item 7.	Exhibits.
	99.1	News Release issued by United Community Banks, Inc. dated September 24, 2003.

Item 9.	Regulation FD Disclosure.

On September 24, 2003, United Community Banks, Inc. (the “Registrant”) issued a news release (the “News Release”) announcing the completion of a private placement of $35 million in subordinated step-up notes due September 30, 2015. The News Release is attached as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Rex S. Schuette Rex S. Schuette Executive Vice President and Chief Financial Officer
September 24, 2003